UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2024

CARDINAL ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E., Union City, IN 47390
(Address of principal executive offices)

(765) 964-3137
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement

On January 31, 2024, Cardinal Colwich, LLC ("Cardinal Colwich"), a wholly owned subsidiary of Cardinal Ethanol, LLC ("Cardinal Ethanol"), completed the acquisition of substantially all of the assets of Element, LLC ("Seller") by and through Creative Planning Business Alliance, LLC (the "Receiver") acting in its capacity as the court-appointed receiver (the "Acquisition"). Seller owned a facility located in Colwich, Kansas which is capable of producing ethanol, corn oil and high protein feed products (the "Kansas Plant").

In connection with the Acquisition, Seller assigned, and Cardinal Colwich assumed, certain material contracts.

Assigned Contracts

Owner's License Agreement

On January 31, 2024, Cardinal Colwich assumed the Owner's License Agreement dated March 2, 2018 between Element, LLC and ICM, Inc. as amended on December 16, 2020 and March 25, 2022 (collectively, the "License Agreement"). The License Agreement provides a revocable, royalty-free, non-assignable, non-exclusive license by ICM, Inc. to use certain proprietary technologies and information as defined in the License Agreement to produce ethanol, RINS, carbon credits, corn oil, feed products and other products in connection with the ownership, operation maintenance and repair of the Kansas Plant. ICM may terminate the License Agreement if Cardinal Colwich uses the proprietary property for any unauthorized purpose or in violation of the License Agreement, discloses the proprietary property to anyone other than permitted by the License Agreement or upon Cardinal Colwich's breach of and failure to cure the License Agreement as provided.

Water Sharing Agreement

On January 31, 2024, Cardinal Colwich assumed the Water Sharing Agreement dated February 28, 2018 between Element, LLC and Kansas Gas & Electric Company, now Evergy Kansas South, Inc. ("Evergy"), as amended on January 31, 2024 (collectively, the "Water Sharing Agreement"). The Water Sharing Agreement provides Cardinal Colwich with the right to use water for operations at the Kansas Plant from a Water Right owned by Evergy, subject to certain restrictions on rates of diversion and consumption and cumulative amounts used. As amended, the Water Sharing Agreement provides that Evergy can terminate the Water Sharing Agreement after an initial period upon written notice to Cardinal Colwich of a specified time before such termination goes into effect. In addition, if Evergy needs the water for its operations, it can recall the water (a "Temporary Total Restriction") or reduce the amounts Cardinal Colwich can use (a "Temporary Partial Restriction") upon written notice to Cardinal Colwich of a specified time before such recall or reduction goes into effect. In exchange for the use of the water, Cardinal Colwich will reimburse Evergy for certain, costs, expenses, fees, assessments and charges and pay an annual fee. Evergy may also terminate the Water Sharing Agreement upon Cardinal Colwich's breach of, and failure to cure, the Water Sharing Agreement as provided therein. Cardinal Colwich has the responsibility to maintain and repair the wells, pipes and related equipment and report the volume of water used from the Water Right to Evergy.

Second Amended Credit Agreement

On January 31, 2024, Cardinal Ethanol and Cardinal Colwich entered into a Second Amended and Restated Construction Loan Agreement (the "Second Amended Credit Agreement"), which amends and restates the First Amended and Restated Construction Loan Agreement dated June 10, 2013, as amended (the "First Amended Credit Agreement"), with First National Bank of Iowa ("FNBO"). The First Amended Credit Agreement provided for two loans to Cardinal Ethanol, the Declining Revolving Loan and the Revolving Credit Loan, and assigned an interest rate based upon the U.S. prime rate published in the Wall Street Journal (the "Prime Rate") to each of the individual loans. The primary purpose of the Second Amended Credit Agreement was to provide additional financing to Cardinal Colwich to fund a portion of the funds needed to complete the Acquisition, permit Cardinal Ethanol to use funds from the Revolving Credit Loan to support Cardinal Colwich's working capital needs and capital expenditures and to allow Cardinal Ethanol to request an additional $10,000,000 of maximum available credit on the Revolving Credit Loan.
Declining Revolving Loan

The maximum availability of the Declining Loan is $39,000,000 and was provided for the purpose of funding the construction and installation by Cardinal Ethanol of a the high protein feed system at the plant. There were borrowings outstanding of approximately $30,569,000 on the Declining Loan at December 31, 2023. The interest rate on the Declining Revolving Loan is based on the Prime Rate minus five basis points (.05%) subject to a floor of 2.85%. Cardinal Ethanol is required to make monthly interest payments on the Declining Revolving Loan during the draw period. The principal balance of the Declining Revolving Loan is expected to be converted to term debt on or before May 1, 2024, to be repaid in 60 equal monthly installments based on a ten year amortization period. In addition, Cardinal Ethanol will be required to make mandatory annual prepayments on the term debt within 120 days following the end of each fiscal year beginning with the fiscal year ended September 30, 2024. The annual prepayment will be in the amount of the lesser of 40% of excess cash flow or $7,200,000, up to an aggregate amount paid of $18,000,000.

Revolving Credit Loan

The Revolving Credit Loan has a limit of $20,000,000 supported by a borrowing base made up of corn, ethanol, dried distillers grain, corn oil and soybean inventories reduced by accounts payable associated with those inventories having a priority. It is also supported by the eligible accounts receivable and commodity trading account excess margin funds. There were no borrowings outstanding at December 31, 2023 on the Revolving Credit Loan. The interest rate on the Revolving Credit Loan is the Prime Rate minus twenty-five basis points (.25%) and is subject to a floor of 2.75%. The Second Amended Credit Agreement provides that Cardinal Ethanol may request a $10,000,000 increase in the maximum commitment under the Revolving Credit Loan, subject to approval of FNBO, and may use funds from the Revolving Credit Loan to support Cardinal Colwich's working capital needs and capital expenditures. The borrowing base calculation used to determine the amount available under the Revolving Credit Loan has also been amended to include Cardinal Colwich's corn, ethanol, dried distillers grain, corn oil and soybean inventories, eligible accounts receivable and commodity trading account excess margin funds. The Second Amended Credit Agreement extends the termination date of the Revolving Credit Loan to February 28, 2025.

Term Loan

In addition to the Declining Revolving Loan and the Revolving Credit Loan to Cardinal Ethanol, the Second Amended Credit Agreement provides for a $22,000,000 Term Loan to Cardinal Colwich with an interest rate based on the Prime Rate plus twenty-five basis points (.25%) subject to a floor of 3.25%. Cardinal Colwich is required to make monthly interest payments on the Term Loan until June 1, 2024. Commencing on July 1, 2024, the Term Loan is to be repaid by Cardinal Colwich in fifty-nine equal monthly installments based on a seven year amortization until March 1, 2029, when the outstanding principal balance together with accrued and unpaid interest will be due.

The Declining Revolving Loan, Revolving Credit Loan and Term Loan (collectively, the "Loans") are subject to financial covenants, which require Cardinal Ethanol and Cardinal Colwich, on a consolidated basis, to maintain various financial ratios. The Second Amended Credit Agreement modifies these covenants which now include a consolidated minimum working capital requirement of $25,000,000, and a capital expenditures covenant that allows Cardinal Ethanol and Cardinal Colwich $10,000,000, in the aggregate, of expenditures per year without prior approval. There is also a requirement to maintain a minimum consolidated fixed charge coverage ratio of no less than 1.15:1.0 measured quarterly. A consolidated debt service charge coverage ratio of no less than 1.25:1.0 in lieu of the fixed charge coverage ratio will apply for any reporting period that consolidated working capital is equal to or more than $35,000,000.

The Loans are secured by mortgages on all real property owned by Cardinal Colwich and Cardinal Ethanol and a security interest in all other assets of Cardinal Colwich and Cardinal Ethanol, both tangible and intangible. In addition Cardinal Colwich and Cardinal Ethanol have each guarantied the loans of the other party. Cardinal Ethanol Export Sales, Inc., a wholly owned subsidiary of Cardinal Ethanol has also guarantied the Loans and given a security interest in its assets. Any intercompany loans extended from time to time by Cardinal Ethanol to Cardinal Colwich and any liens and security interests taken to secure those loans will be subordinate to the payment and performance of the obligations owed to FNBO and the liens and security interests taken by FNBO to secure those obligations.

The foregoing summaries of the License Agreement, Water Sharing Agreement and the Second Amended Credit Agreement and related loan documents do not purport to be complete and are subject to, and qualified in their entirety, by reference to the documents filed as exhibits hereto.

Item 9.01 Financial Statements and Exhibits

(a)None.

(b)None.

(c)None.

(d)Exhibits.

Description

99.1	Owner's License Agreement dated March 2, 2018**
99.2	First Amendment to Owner's License Agreement dated December 16, 2020**
99.3	Second Amendment to Owner's License Agreement dated March 25, 2022**
99.4	Water Sharing Agreement dated February 28, 2018**
99.5	First Amendment to Water Sharing Agreement and Consent dated January 31, 2024 between Evergy Kansas South, Inc. and Cardinal Colwich, LLC**
99.6	Revolving Credit Note with Cardinal Ethanol, LLC dated January 31, 2024
99.7	Declining Revolving Credit Note with Cardinal Ethanol, LLC dated January 31, 2024
99.8	Second Amended and Restated Construction Loan Agreement with Cardinal Ethanol, LLC and Cardinal Colwich, LLC dated January 31, 2024
99.9	Third Amended and Restated Security Agreement with Cardinal Ethanol, LLC dated January 31, 2024
99.10	Guaranty by Cardinal Ethanol, LLC dated January 31, 2024
99.11	Term Note with Cardinal Colwich, LLC dated January 31, 2024
99.12	Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement with Cardinal Colwich, LLC dated January 31, 2024
99.13	Security Agreement with Cardinal Colwich, LLC dated January 31, 2024
99.14	Guaranty by Cardinal Colwich, LLC dated January 31, 2024
99.15	First Amended and Restated Guaranty by Cardinal Ethanol Export Sales, Inc. dated January 31, 2024
99.16	First Amended and Restated Security Agreement with Cardinal Ethanol Export Sales, Inc. dated January 31, 2024
99.17	Second Amended and Restated Construction Loan Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement with Cardinal Ethanol, LLC dated January 31, 2024
99.18	Subordination Agreement with Cardinal Ethanol, LLC dated January 31, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

**Confidential Information Redacted

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: February 6, 2024	/s/ William Dartt
William Dartt, Chief Financial Officer
(Principal Financial Officer)